Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement of Ascent Capital Group, Inc. on Form S-3 of our report dated June 27, 2013 on the consolidated financial statements of Security Networks, LLC and Subsidiaries as of December 31, 2012 and for the year then ended included in the Form 8-K/A of Ascent Capital Group, Inc. filed on July 11, 2013.  We also consent to the reference to our Firm under the caption “Experts”.

/s/ CohnReznick LLP

Atlanta, Georgia

November 15, 2013